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                                                                  Exhibit 10.4.3
                                                                  --------------



                               GUARANTY OF LEASE



     THIS GUARANTY OF LEASE ("Guaranty") is entered into as of August 8, 1997, by Callaway Golf Company, a California corporation ("GUARANTOR"), in favor of Techplex, L.P., a California limited partnership ("LANDLORD"), and is with reference to the following facts, which are a material part of this Guaranty:

     A. LANDLORD and Putter Properties, Inc., a Delaware corporation, ("TENANT") previously entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net, dated December 20, 1996 ("Lease").

     B. Tommy Armour Golf Company, a Delaware corporation, and Odyssey Sports, Inc., a California corporation ("Odyssey") entered into a Guaranty of Lease, dated December 20, 1996, to guaranty TENANT's obligations under the Lease.

     C. Callaway Acquisition, a California corporation ("Callaway") and an affiliate of GUARANTOR, is acquiring all of the assets of Odyssey and is succeeding to the liabilities of TENANT under the Lease.

     D. Any words or phrases constituting defined terms in the Lease shall have the same meaning and effect when used in this Guaranty.

     NOW THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, GUARANTOR agrees as follows:

     1.  Guaranteed Obligations.  GUARANTOR hereby unconditionally and
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irrevocably guarantees to LANDLORD the payment of, and promises to pay to
LANDLORD, or order, upon demand after any Breach under the Lease, all indebtedness and obligations, of any nature whatsoever, of TENANT under the Lease and any and all extensions, renewals, substitutions, replacements and modifications thereof, and additionally promises to timely perform all other obligations as set forth in the Lease. For purposes of reference in this Guaranty, all of the obligations described in this section being guaranteed by GUARANTOR are referred to as the "Guaranteed Obligations."

     2.  Independent Obligations.  This Guaranty is a guaranty of payment and
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not of collection.  The GUARANTOR's obligations under this Guaranty are independent of those of the TENANT and of the obligations of any other guarantor, and are not conditioned or contingent upon the validity, regularity, or enforceability of the Guaranteed Obligations or of the obligations of any other guarantor. LANDLORD may bring a separate action against the GUARANTOR without first proceeding against the TENANT, any other guarantor, or any other person or entity. LANDLORD's rights under this Guaranty in respect of the Guaranteed Obligations shall not be exhausted by any
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action of the LANDLORD until all of the Guaranteed Obligations have been fully and indefeasibly paid.

     3.  Waiver of Defenses.  The GUARANTOR waives and agrees not to assert or
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take advantage of:

         (a) any right to require the LANDLORD to proceed against the TENANT, any other guarantor, or any other person or entity, or to pursue any other remedy whatsoever, including, without limitation, any such right or any other right set forth in or arising out of any of Sections 2845, 2848, 2849, 2850 and 2855 of the California Civil Code;

         (b) any defense based upon any legal disability of the TENANT or of any other guarantor or any discharge or limitation of the liability of the TENANT or of any other guarantor to the LANDLORD, or any restraint or stay applicable to actions against the TENANT or against any other guarantor, whether such disability, discharge, limitation, restraint, or stay is consensual, arises by order of a court or other governmental authority, or arises by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor relief proceeding, or from any other cause, including, without limitation, any defense to the payment of interest, attorneys' fees and costs, and other charges that otherwise would accrue or become payable in respect of the Guaranteed Obligations after the commencement of any such proceeding:

         (c) setoffs or counterclaims (except as otherwise available to TENANT), presentment, demand, protest, notice of protest, notice of non-payment, or other notice of any kind;

         (d) any defense based upon the modification, renewal, extension, or other alteration of the Guaranteed Obligations;

         (e) any defense based upon a statute of limitations (to the fullest extent permitted by law), and any defense based upon the LANDLORD's delay in enforcing this Guaranty;

         (f) any defense based upon the death, incapacity, lack of authority, or termination of existence of, or revocation of this Guaranty by, any person or entity or persons or entities, or the substitution of any party to this Guaranty;

         (g) any defense based upon or related to the GUARANTOR's lack of knowledge as to the TENANT's financial condition;

         (h) any defense based upon Section 2809 of the California Civil Code;

         (i) any defense based upon the impairment of any subrogation or reimbursement rights that the GUARANTOR might have; and
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         (j) any right to direct the application of any payment or collateral.

     4.  TENANT's Financial Condition.  The GUARANTOR acknowledges that the
         ----------------------------
GUARANTOR is relying upon the GUARANTOR's own knowledge and is fully informed with respect to the TENANT's financial condition. The GUARANTOR assumes full responsibility for keeping fully informed of the financial condition of the TENANT and all other circumstances affecting the TENANT's ability to perform its obligations to the LANDLORD, and agrees that the LANDLORD will have no duty to report to the GUARANTOR any information that the LANDLORD receives about the TENANT's financial condition or any circumstances bearing on the TENANT's ability to perform all or any portion of the Guaranteed Obligations, regardless of whether the LANDLORD has reason to believe that any such facts materially increase the risk beyond that which the GUARANTOR intends to assume or has reason to believe that such facts are unknown to the GUARANTOR or has a reasonable opportunity to communicate such facts to the GUARANTOR.

     5.  Subrogation and Additional Waiver.  Until all the covenants and
         ---------------------------------
conditions in the Lease on TENANT's part to be performed and observed, are fully performed and observed, GUARANTOR (a) shall have no right of subrogation against TENANT by reason of any payments or acts of performance by GUARANTOR hereunder; and (b) subordinates any liability or indebtedness of TENANT now or hereafter held by GUARANTOR in the obligations of TENANT to LANDLORD under the Lease. GUARANTOR waives all rights and defenses arising out of an election of remedies by LANDLORD, even though that election of remedies has destroyed or diminished GUARANTOR's rights of subrogation and reimbursement against TENANT.

     6.  Liability of GUARANTOR.  The liability of GUARANTOR under this Guaranty
         ----------------------
shall in no way be affected by (a) the release or discharge of TENANT in any creditor's receivership, bankruptcy or similar proceeding; (b) the impairment, limitation or bankruptcy, or of any remedy for the enforcement of TENANT's liability under the Lease resulting from the operation of any present or future provision of the bankruptcy code or similar statute or similar decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings;
(d) the assignment or transfer of the Lease by TENANT; (e) any disability of TENANT; (f) the exercise by LANDLORD of any of its rights or remedies reserved under the Lease or by law; or (g) any termination of the Lease.

     7.  Financial Statements.  If LANDLORD desires to sell, finance or
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refinance the property which compromises in whole or in part the Premises which are the subject of the Lease, GUARANTOR agrees to deliver to any lender or buyer designated by LANDLORD financial statements of GUARANTOR (in such form as customarily prepared by or for GUARANTOR, including all audited statements prepared, if any) as may be reasonably required by such lender or buyer. Such statements shall include the past three (3) years' financial statements of GUARANTOR. Any such financial
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statements shall be received by LANDLORD in confidence and shall be used only for the foregoing purposes.

     8.  Attorneys' Fees.  In the event of any litigation between GUARANTOR and
         ---------------
LANDLORD to enforce or interpret this Guaranty or in connection with the Lease, the unsuccessful party to such litigation agrees to pay to the successful party all fees, costs and expenses, including reasonable attorney's fees, expert witness fees and expenses.

     9.  Binding Effect/Assignment.  This Guaranty shall be binding upon the
         -------------------------
GUARANTOR and the GUARANTOR's heirs, executors, personal representatives, successors, and assigns, and shall inure to the benefit of, and be enforceable by, the LANDLORD and the LANDLORD's successors and assigns. The benefit of this Guaranty shall be assignable by LANDLORD to LANDLORD's lenders and successors and enforceable by them, and the term "Landlord" as used in this Guaranty includes such successors and assigns. Any assignment of the Lease shall be deemed to include the assignment of this Guaranty notwithstanding that this Guaranty is not separately described in the instrument of assignment.

     10.  Notices.  All notices and other communications shall be in writing and
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provided to LANDLORD at the address set forth in the Lease and to GUARANTOR, or at the address set forth under GUARANTOR's signature, unless either party gives the other written notice of a different address for notices and communications.

     11.  Severability.  If any provision of this Guaranty shall be deemed or
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held to be invalid or unenforceable for any reason, such provision shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Guaranty, which shall continue in full force and effect.

     12.  Multiple Obligors.  If "GUARANTOR" refers to more than one person or
          -----------------
entity, then (i) the obligations of each such person or entity shall be joint and several; (ii) all references to the "GUARANTOR" shall, unless the context otherwise requires, refer to all such parties jointly and severally; and (iii) each such person or entity named as GUARANTOR waives any and all defenses based upon suretyship or guaranty or impairment of collateral. If the GUARANTOR is a partnership, the partnership and all general partners therein shall be jointly and severally liable under this Guaranty. Where the "TENANT" is more than one person or entity, the word "TENANT" shall mean all and any one or more of them.

     13.  Governing Law; Jurisdiction.  This Guaranty shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California applicable to contracts to be wholly performed within the State of California. The GUARANTOR, by execution of this Guaranty, irrevocably consents to the jurisdiction of the Courts of the State of
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California and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to this Guaranty.

     14.  Rights Cumulative; No Waiver.  The LANDLORD's options, powers, rights,
          ----------------------------
privileges, and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute, or by rule of law. The LANDLORD shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged, or waived any of the LANDLORD's options, powers or rights in respect of this Guaranty, and no modification, discharge, or waiver of any such option, power or right shall be valid unless set forth in writing signed by the LANDLORD or the LANDLORD's authorized agent, and then only to the extent therein set forth. A waiver by the LANDLORD of any right or remedy hereunder on any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that the LANDLORD would otherwise have on any other occasion.

     15.  Entire Agreement.  This Guaranty contains the entire agreement between
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the GUARANTOR and the LANDLORD with respect to its subject matter, and supersedes all prior communications relating thereto, including, without limitation, all oral statements or representations. No supplement to or modification of this Guaranty shall be binding unless executed in writing by the GUARANTOR and the LANDLORD.

     16.  No Execution by Landlord.  LANDLORD, by acceptance of the delivery of
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this Guaranty from GUARANTOR shall be deemed to have accepted the terms and conditions of this Guaranty. This Guaranty does not require the LANDLORD to execute the GUARANTY as a condition to its effectiveness.

     IN WITNESS WHEREOF, GUARANTOR has executed this Guaranty to be effective as of the date first set forth above.

                                       "GUARANTOR"

                                       Callaway Golf Company,
                                       a California corporation


                                       By:       /s/ DONALD H. DYE
                                          --------------------------------
                                          Donald H. Dye, President and CEO
                                          2285 Rutherford Road
                                          Carlsbad, California 92008-8815